UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNTIY PARTNERS I LP J. ABBOTT R. COOPER MICHALE J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

Item 1: On May 26, 2020, Driver issued the following press release and letter to shareholders of the Company:

Driver Management Announces Maryland Commissioner’s Investigation Has Closed Without Any Finding of Law Being Violated

Believes First United Should Immediately Drop Baseless Lawsuit Seeking to Disenfranchise Driver and Invalidate Our Nomination of Three Highly-Qualified, Unaffiliated Director Candidates

Reminds Shareholders to Visit www.RenovateMyBank.com to View E-Mail Evidence of First United’s Lies About Its Instigation and Effort to Direct the Maryland Commissioner’s Inquiry

Reiterates That a Vote on First United’s BLUE Proxy Card Amounts to an Endorsement of the Board’s Campaign to Undermine Corporate Democracy and Mislead Shareholders

Urges Misled Shareholders to Revoke Previously Cast Votes for First United’s Nominees by Voting on a Later Dated WHITE Proxy Card to Elect Driver’s Three-Member Slate

NEW YORK, MAY 26, 2020 – Driver Management Company LLC (together with its affiliates, “Driver” or “we”), one of the largest shareholders of First United Corporation (NASDAQ: FUNC) (“First United” or the “Company”), today announced that it reached an agreement (the “Agreement”) with the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”) to resolve an inquiry pertaining to Driver’s purchase of the Company’s common shares. A copy of the Agreement can be viewed at www.RenovateMyBank.com.

To provide additional context, Driver issued an open letter to shareholders:

***

May 26, 2020

Fellow Shareholders,

Driver is pleased to announce that the Maryland Commissioner has closed the investigation previously instigated by First United for the self-serving purposes of trying to invalidate both our nomination of director candidates and voting rights—with no finding we violated any Maryland law. It is unfortunate that this inquiry not only wasted shareholders’ resources, but also the Maryland Commissioner’s resources during a time in which they could have applied to initiatives pertaining to the COVID-19 pandemic and its repercussions.

As the irrefutable e-mail evidence available at www.RenovateMyBank.com shows, First United spent months lobbying the Maryland Commissioner as part of an unsuccessful attempt to disenfranchise Driver and other shareholders. Fiduciary duty dictates that the Board of Directors (the “Board”) should immediately investigate this egregious misuse of shareholders’ resources and hold the responsible parties to account. In addition, federal securities law suggests that First United should promptly correct all of the false and misleading statements it has made in proxy solicitation materials regarding this sorry episode. Shareholders in receipt of communications and letters from First United can easily see that the Company repeatedly lied about its role in prompting and seeking to direct regulators to penalize Driver.

Given that the Maryland Commissioner’s investigation has closed with no finding that Driver violated any law, we are urging First United to immediately drop the baseless lawsuit it filed last week against us in yet another desperate attempt to take away our rights. We have also reminded First United of the penalties under Maryland law for maintaining a legal proceeding in bad faith and without substantial justification.

First United’s reprehensible conduct throughout this election contest is an affront to the most basic tenets of corporate democracy and shareholder rights. While we do not expect or seek an apology from First United, we know that our fellow shareholders certainly deserve an explanation as to why the Board wasted money, time and resources on a campaign that it continues to lie about.

We believe that falling prey to First United’s lies and voting on the BLUE Proxy Card for the highly-questionable incumbent directors will amount to an endorsement of the Board’s anti-shareholder actions and behavior—which is unmatched anywhere in Corporate America. Fortunately, Driver has nominated three exceptional and independent director candidates who will bring new perspectives to the Board. Each of our nominees is willing to work constructively and collaboratively with the legacy directors to preserve and increase shareholder value.

We urge shareholders to vote on the WHITE Proxy Card to elect our full slate and help put in place a Board that can help First United finally treat shareholders with the respect they are owed.

Sincerely,

Abbott Cooper

Managing Member

Driver Management Company LLC

***

As a reminder, shareholders can review the documents obtained from the Maryland Commissioner at www.RenovateMyBank.com. The website also houses additional information regarding our case for change and how to vote on the WHITE Proxy Card.

About Driver Management

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value.

Contacts

Investors:

Saratoga Proxy Consulting

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

Media:

Profile

Greg Marose / Charlotte Kiaie, 347-343-2999

gmarose@profileadvisors.com / ckiaie@profileadvisors.com

###

Item 2: Also on May 26, 2020, Driver sent the following email to subscribers of www.RenovateMyBank.com:

1

Attention Shareholders: do not be misled by First United's lies!

Fellow First United Shareholder,

In what amounts to an unprecedented betrayal of shareholder trust, evidence shows First United has repeatedly lied in proxy solicitation materials throughout the current election contest about its secret, months-long effort to lobby the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”) to penalize Driver.

Today, we are pleased to report that the Maryland Commissioner’s investigation has closed without any finding2 of law being violated.

Shareholders in receipt of communications and letters from First United can easily see that the Company repeatedly lied about its role in prompting and seeking to direct regulators to disenfranchise Driver and other shareholders.

We invite you to read more about First United's Fabrications vs. the indisputable facts in our most recent letter.3

Ahead of this year's Annual Meeting of Shareholders on June 11th, we urge you to vote on the WHITE Proxy Card to elect our full slate4 to put in place a Board that can help First United finally treat shareholders with the respect they are owed.

Sincerely,
Abbott Cooper

Managing Member

Driver Management Company LLC

1 https://www.renovatemybank.com/

2 https://www.businesswire.com/news/home/20200526005429/en/Driver-Management-Announces-Maryland-

Commissioner%E2%80%99s-Investigation-Closed

3 https://renovatemybank.com/wp-content/uploads/2020/05/FUNC-Fabrication-Letter_5.26.20.pdf

4 https://renovatemybank.com/wp-content/uploads/2020/05/Driver-Nominee-Q-and-A-Mailing-FINAL-5.12.2020.pdf

FUNC Fabrication vs. Driver Truth[3]

Item 3: Also on May 26, 2020, Driver posted the following materials to www.RenovateMyBank.com:

RENOVATE MY BANK

OUR NOMINEES NEWS & RESOURCES CONTACT US HOW TO VOTE

NEWS & RESOURCES

Important Materials

Letter to Shareholders: First United Fabrications vs. Driver Truth May 26, 2020

Driver Management Announces Maryland Commissioner's Investigation Has Closed Without Any Finding of Law Being Violated May 26, 2020 | *BUSINESS WIRE*

Driver and Maryland Commissioner Executed Agreement May 26, 2020

Emails from First United's Lawyer Regarding Shareholders May 21, 2020

PRESENTATION: First United and the Maryland Commissioner May 18, 2020